UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 20, 2007

Date of Report (Date of earliest event reported)

BEA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22369	77-0394711
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2315 North First Street

San Jose, California 95131

(Address of principal executive offices, including zip code)

(408) 570-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 20, 2007, BEA Systems, Inc. (the “Company”) issued a press release announcing that it plans to reschedule its 2007 Annual Meeting of Stockholders (the “2007 Annual Meeting”) to March 18, 2008. The meeting had been previously scheduled for February 14, 2008. Stockholders of record as of the close of business on January 22, 2008 are entitled to notice and to vote at the 2007 Annual Meeting.

Solely in connection with the 2007 Annual Meeting, the Company has waived the advance notice to which it is entitled under its bylaws for matters to be presented at the 2007 Annual Meeting, and will allow stockholders of record to nominate persons for election to the Board of Directors at the 2007 Annual Meeting, as well as to provide notice of stockholder proposals, so long as such nominations or notices of stockholder proposals are received by the Company by the close of business on March 7, 2008. This waiver applies only to the advance notice to which the Company is entitled under its bylaws, and does not alter the previously disclosed deadline, which has already passed, for the receipt by the Company of stockholder proposals submitted for inclusion in the Company’s proxy materials for the 2007 Annual Meeting. Such nominations or notices of stockholder proposals should be delivered to: BEA Systems, Inc., 2315 North First Street, San Jose, CA 95131, Attention: Secretary. The Company recommends that such nominations or notices of stockholder proposals be sent by certified mail, return receipt requested. Such nominations also will need to comply with all other requirements of the Company’s bylaws and applicable law.

The press release constitutes public notice of the postponement of the date of the 2007 Annual Meeting for purposes of the Company’s bylaws. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title
99.1	Press release dated December 20, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEA SYSTEMS, INC.

Date: December 20, 2007	By:	/s/ Mark P. Dentinger
Mark P. Dentinger
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title
99.1	Press release dated December 20, 2007.